                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

   / /  Preliminary proxy statement        / /  Confidential, for Use of the
                                                Commission Only (as permitted by
   / /  Definitive proxy statement              Rule 14a-6(e)(2))

   / /  Definitive additional materials

   /X/  Soliciting material pursuant to
        Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
               (Name of Registrant as Specified In Its Charter)

                           H. F. AHMANSON & COMPANY
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

   /X/  No fee required.

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

   / /  Fee paid previously with preliminary materials.

   / /  Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                           H. F. AHMANSON & COMPANY
                                   APRIL 1997

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

  THIS PRESENTATION CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AHMANSON AND, ASSUMING THE CONSUMMATION OF THE PROPOSED MERGER, A COMBINED AHMANSON/GREAT WESTERN FINANCIAL CORPORATION, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND ACCRETION TO CASH EARNINGS AND REPORTED EARNINGS THAT WILL BE REALIZED FROM THE PROPOSED MERGER; (B) THE IMPACT ON REVENUES OF THE PROPOSED MERGER, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND THE IMPACT ON REVENUES OF CONSOLIDATION OF RETAIL BRANCHES AND OTHER OPERATIONS AS PLANNED;
  (C) AHMANSON'S STOCK PURCHASE PROGRAM; AND (D) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE PROPOSED MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
  (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AHMANSON AND GREAT WESTERN FINANCIAL CORPORATION ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF AHMANSON AFTER THE PROPOSED MERGER IS INCLUDED IN FILINGS BY AHMANSON WITH THE SECURITIES AND EXCHANGE COMMISSION, ("COMMISSION"), INCLUDING A REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE COMMISSION ON FEBRUARY 18, 1997, AS AMENDED, AND THE COMMISSION FILINGS INCORPORATED BY REFERENCE THEREIN.

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

                                  WHO ARE WE ?
                                 A CONSUMER BANK


                 .  Assets                           $48.7 billion

                 .  Deposits                         $34.4 billion

                 .  Loans                            $45.3 billion

                 .  Shareholders' Equity             $ 2.4 billion

                 .  # of Financial Service
                    Centers / States                 380 / 3

                 .  # of Loan Offices / States       124 / 8

                 .   Mortgage Servicing              $59 billion

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                              WHERE ARE WE GOING ?

            Starting with a great loan and deposit franchise, strong
                capital, and terrific people, we are advancing:

               .   To strong core profitability

                    -from a history of lackluster results

               .   To a full-service consumer bank

                    -from a traditional S&L

               .   Our commitment to increasing shareholder value

                    -from a focus on size and geographic spread

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]


                           HOW DO WE MEASURE SUCCESS ?


               Financial Goals:

                   ROE - First 15%, Then 18%

                   Efficiency Ratio - below 50%

                   EPS Growth

                   Capital - "well capitalized"

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                      REDUCED AND RATIONALIZED FRANCHISE /*/

                             BOUGHT LOW, SOLD HIGH

                             [GRAPH APPEARS HERE]


               Deposits Bought/Sold
               (Dollars in Billions)    Deposit Premium
               Bought:      $ 6.8             2.9%

               Sold:        $12.7             7.1%

----------------

/(*)/ June 1992 - Present, excluding acquisition of 61 former First
      Interstate branches. Includes W. Florida branch sale expected to close in 2Q97.

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

                               HOW HAVE WE DONE ?

                           GROWTH IN CONSUMER ACCOUNTS
                           ------

                                1995           1996       % Change
                                ----           ----       --------
        Households          1.2 million    1.4 million     17%

        Accounts with             45,000        317,000   604%
         debit cards

        Checking balances   $2.5 billion   $3.3 billion    31%

[LOGO OF H. F. AHMANSON]                                  [LOGO OF HOME SAVINGS]


                               HOW HAVE WE DONE ?

                        GROWTH IN HIGHER MARGIN BUSINESS
                        ------
                             CONSUMER LOANS FUNDED


                             [GRAPH APPEARS HERE]

($ in millions)

Quarters:         1Q96     2Q96    3Q96    4Q96      1Q97
                  ----     ----    ----    ----      ----
                  $17      $52     $71     $131      $136

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                       GROWTH IN INVESTMENT PRODUCT SALES
                       ------

                           AVERAGE DAILY CORE SALES

                             [GRAPH APPEARS HERE]

($ in millions)
                         1995           1996          1Q97
                         ----           ----          ----
                         $0.6           $2.2          $3.5

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                           GROWTH IN OTHER FEE INCOME
                           ------

                             [GRAPH APPEARS HERE]

($ in millions)

            4Q95        1Q96         2Q96        3Q96      4Q96      1Q97
            ----        ----         ----        ----      ----      ----
            $27         $27          $31         $34       $44       $46

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                            EFFECTIVE G&A MANAGEMENT


                             [GRAPH APPEARS HERE]


Quarters:                    4Q95   1Q96   2Q96   3Q96    4Q96    1Q97
                             ----   ----   ----   ----    ----    ----
G&A
($ in Millions):             $199   $193   $190   $190    $188    $187

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                           BANK-LIKE EFFICIENCY RATIOS

                             [GRAPH APPEARS HERE]

                             1995   1Q96   2Q96   3Q96*  4Q96   1Q97
                             ----   ----   ----   -----  ----   ----
Efficiency Ratio:            58.9%  53.8%  52.8%  53.1%  49.5%  49.1%

  *3Q96 excludes SAIF recap and First Interstate branch acquisition charges.

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]

                               HOW HAVE WE DONE ?

                       STEADILY DECREASING CREDIT COSTS

                             [GRAPH APPEARS HERE]


Quarters:                    4Q95   1Q96   2Q96   3Q96    4Q96   1Q97
                             ----   ----   ----   ----    ----   ----

($ in Millions):              $63    $72    $61    $61     $57   $48

                        (Provision       +         REO)

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                    STEADILY DECREASING NONPERFORMING ASSETS
                        LEADING INDICATOR OF CREDIT COSTS


                             [GRAPH APPEARS HERE]

                             12/95  3/96   6/96   9/96   12/96   3/97

($ in millions):             $949   $977   $954   $898   $846    $793/*/

               *NPAs dropped to lowest level since November 1990

[LOGO OF H. F. AHMANSON & COMPANY]            [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                             RESIDENTIAL 1-4 FAMILY
                              60 DAY DELINQUENCIES
                  KEY LEADING INDICATOR OF NONPERFORMING ASSETS

                             [GRAPH APPEARS HERE]

                        12/95      3/96     6/96     9/96     12/96      3/97
($ in millions):        $144       $134      $134   $121       $121      $100/*/

      * 60 Day Delinquencies dropped to lowest level since November 1989

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                                HOW HAVE WE DONE?
                             RESIDENTIAL 1-4 FAMILY
                               NONPERFORMING LOANS

                             [GRAPH APPEARS HERE]


                                                                           -------------------------------------------------------
                            ($ in millions):                               |- Cumulative decline since February 1996: $177 million|
                                                                           |- 13 consecutive declines                            |
                                                                           -------------------------------------------------------
1/96     2/96     3/96     4/96     5/96     6/96    7/96     8/96     9/96    10/96    11/96    12/96    1/97    2/97     3/97
$ 29     $ 29     $(21)    $(26)    $(19)    $(11)   $(22)    $(19)    $(10)    $(13)    $ (8)    $ (2)   $(1)    $(11)    $(14)

[LOGO OF H. F. AHMANSON]                                  [LOGO OF HOME SAVINGS]

                               HOW HAVE WE DONE ?

                    1997 FIRST QUARTER NET INCOME AND E.P.S.

                          PERCENT INCREASE FROM 1996


                             [GRAPH APPEARS HERE]


                             Dollars              Fully-Diluted EPS
%:                             59%                       93%

Stock buyback and preferred redemption cause reported EPS growth to outpace net income increase.

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                           REPORTED EARNINGS PER SHARE

                             [GRAPH APPEARS HERE]

                1Q96     2Q96       3Q96         4Q96       1Q97
                ----     ----       ----         ----       ----
                $0.45    $0.50      $0.56/*/     $0.74      $0.87

*3Q96 excludes SAIF recap and First Interstate branch acquisition charges.

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                             CASH EARNINGS PER SHARE

                             [GRAPH APPEARS HERE]

               1Q96      2Q96     3Q96      4Q96       1Q97
               ----      ----     ----      ----       ----
               $0.46     $0.51    $0.57/*/  $0.77      $0.90

  * 3Q96 excludes SAIF recap and First Interstate branch acquisition charges.

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                         SIGNIFICANTLY IMPROVED RETURNS

                     CASH RETURN ON ASSETS

                      [GRAPH APPEARS HERE]

Quarters:         1Q96     2Q96    3Q96    4Q96      1Q97      1Q97/*/
                  ----     ----    ----    ----      ----      -------

                  0.53%    0.58%   0.62%   0.78%     0.85%      0.84%

                     CASH RETURN ON EQUITY

                      [GRAPH APPEARS HERE]

Quarters:         1Q96     2Q96    3Q96    4Q96      1Q97      1Q97/*/
                  ----     ----    ----    ----      ----      -------

                  9.18%    10.37%  11.56%  16.64%    19.29%    17.21%

   3Q96 excludes SAIF recap and First Interstate branch acquisition charges

   * Reported return on assets and return on equity

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

                               HOW HAVE WE DONE ?

                      DEVELOPED BUSINESS BANKING CAPABILITY


               .    Large, profitable and underserved segment

               .    Fully utilizes existing distribution system

               .    Leverages strong loyalty and name recognition

               .    ROA potential

               .    Jump start with FIB acquisition

               .    In process of rollout to entire California franchise

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                                MORTGAGE LENDING


               .    Home Run 90% completed

               .    1997 run rate cost per loan $ 3,000

               .    Cost per loan at

                    -$6  Billion $ 2,000

                    -$10 Billion $ 1,450


Note: Cost per loan excludes appraisal costs

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                               HOW HAVE WE DONE ?

                           WHAT WE WON'T DO FOR VOLUME



               .    0 point loans without prepayment penalties

               .    Deep discount teasers

               .    40 year terms

               .    Unlimited COFI production

               .    Expensive homes to certain self-employed borrowers

               . Lagging adjustables without prepayment penalties in a rising rate environment

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                                   THE FUTURE

               .    Credit cost indicators positive

               .    Consumer loan volume growing

               .    Investment sales growing

               .    Transaction accounts and fee income growing

               .    G&A and efficiency ratio declining

               .    Business Banking effect on

                    -Loan volume

                    -Fee income

                    -Deposit costs

               . Oh by the way - CAPITAL is above highest regulatory requirements

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]



                               THE FUTURE IS NOW

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]



                          ENHANCED MERGER PROPOSAL FOR
                             GREAT WESTERN FINANCIAL

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]



                           FEATURES OF PROPOSED OFFER


Exchange Ratio:    .1.20x when AHM stock price is below $41.67
                   .Floating to provide value of $50.00 to GWF stockholders
                    when AHM is between $41.67 and $45.45
                   .Exchange ratio of 1.10x when AHM is greater than $45.45

Determination of   .The exchange ratio will be fixed based on the average AHM
Final Exchange      stock price for the 20 trading days prior to receipt of OTS
Ratio:              approval or through whatever mechanism is agreed upon in a definitive agreement with GWF

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                             EXCHANGE RATIO ANALYSIS

                             [GRAPH APPEARS HERE]

          AHM                       GWF                           EXCHANGE
      STOCK PRICE               SHARE VALUE                        RATIO
     =============         =====================             =================
        $36.00                    $43.20                            1.200x
         37.00                     44.40                            1.200
         38.00                     45.60                            1.200
         39.00                     46.80                            1.200
         40.00                     48.00                            1.200
         41.00                     49.20                            1.200
         41.67                     50.00                            1.200
         42.00                     50.00                            1.190
         43.00                     50.00                            1.163
         44.00                     50.00                            1.136
         45.00                     50.00                            1.111
         45.45                     50.00                            1.100
         46.00                     50.60                            1.100
         47.00                     51.70                            1.100
         48.00                     52.80                            1.100
         49.00                     53.90                            1.100
         50.00                     55.00                            1.100

3/31/97 Value of AHM Offer:  $43.65

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                                 ASSUMPTIONS FOR
                            REVISED FINANCIAL RESULTS

      -Revised AHM and GWF standalone earnings estimates

      -Cost savings increased by $50 million to $454 million
        - GWF G&A base larger than original analysis

      -Revenue enhancements of $50 million assumed
        - Net interest income from consumer lending and business banking
        - Fee income from retail deposits, cash management and investment sales

      -Credit reserve decreased by $50 million to $100 million based on WAMU due diligence and Great Western concurrence

      -Restructuring reserve conservatively increased to $454 million (100% of cost saves)

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                           IMPACT ON AHM STOCKHOLDERS

                                     Updated Case /(1,2)/
                                 --------------------------

AHM Stock Price           $45.50          $40.25          $36.38
Exchange Ratio              1.10x           1.20x           1.20x

Reported EPS
 1998E                    $ 3.27          $ 3.14          $ 3.24
 1999E                      4.11            3.94            4.05

Cash EPS
 1998E                    $ 4.22          $ 4.01          $ 4.01
 1999E                      5.16            4.89            4.89

(1) Adjusted AHM and GWF standalone earnings models revised to reflect current street estimates and information provided in WAMU presentation and GWF 10-K. In addition, a $195 million pre-tax "break up" fee has been added in addition to a $50 million reduction in the credit reserve.
(2) Adjusted to reflect impact of $100 million in additional pre-tax synergies by 1999 and higher restructuring reserve.

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                 IMPACT ON ACCRETION / (DILUTION) /(1)/

                                                        % Accretion (Dilution)
                                    --------------      ----------------------
                                       Exchange
                                         Ratio            1998          1999
                                    --------------      --------     ---------
     Reported EPS
       AHM = $36.38                      1.20x             (8)%          5%
       AHM = $40.25                      1.20             (10)           2
       AHM = $43.50                      1.15              (9)           4
       AHM = $45.50                      1.10              (7)           6

     Cash EPS
       AHM = $36.38                      1.20x              9%          21%
       AHM = $40.25                      1.20               9           21
       AHM = $43.50                      1.15              12           25
       AHM = $45.50                      1.10              15           28

(1) Based on Updated Case
                                                                              31

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

                         AHM OFFER LOW RISK

            AHM offer remains predicated on a simple, proven formula:

            Significant Cost Savings
            [INSIDE GRAPHIC ARROW]
                                       Enhanced Shareholder Value:
                                           1. Significant accretion
                      +              =     2. Accelerated EPS growth

            Accelerated Stock Repurchase
            [INSIDE GRAPHIC ARROW]

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

                               INTEREST RATE RISK

  .AHM better positioned to manage interest rate risk:

     -AHM in top quintile of peer group for interest rate sensitivity

     -AHM less reliant on wholesale funding (less than 25% of interest costing liabilities vs more than 35% for WAMU)

     -AHM holds less fixed rate assets in portfolio (less than 5% of total loans
      & MBS vs 30% for WAMU)

     -Rising rate environment significantly increases risk of WAMU's strategy of leveraging capital through significantly increased fixed rate loan originations/retention

     -Implicit need to portfolio large volume of fixed rate loans will exacerbate WAMU's interest rate risk position in a rising rate environment

     -WAMU cannot use share repurchases as a low risk use of excess capital, given pooling of interest accounting treatment

                       AHM/GWF = LESS INTEREST RATE RISK

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]


                         AHM OFFER CLEARLY SUPERIOR TO
                                GWF STOCKHOLDER

                                               AHM Offer/(1)/                          WAMU Offer
                                           -----------------------     -----------------------------------------
                                              AHM           AHM           Original       Revised     Reasonable
Cash Basis                                  $45.50       $36.38        Projections     Projections   Assumptions
----------                                ----------    ----------    --------------  ------------   -----------
Pro Forma EPS
  1998E                                      $4.22         $4.01         $4.81             $4.81          $4.42
  1999E                                       5.16          4.89          5.71              5.89           5.13

Exchange Ratio                                1.10x         1.20x         0.90x             0.90x          0.90x
----------------------------------------------------------------------------------------------------------------
Pro Forma Cash EPS per GWF Stockholder

  1998E                                      $4.64         $4.81         $4.32             $4.32          $3.97
  1999E                                       5.68          5.87          5.14              5.30           4.62
----------------------------------------------------------------------------------------------------------------

(1) Based on revised "Updated Case".

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

              SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF")
                  COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
               ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
            AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
              AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
                 CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                                 OF THEM AND GWF

     Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine
A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

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

[LOGO OF H. F. AHMANSON & COMPANY]             [LOGO OF HOME SAVINGS OF AMERICA]

       As of April 7, 1997, Ahmanson is the beneficial owner of 3,134,100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

       Other than set forth herein, as of April 7, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

       Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 7, 1997, CSFB held a net short position of 1,876 shares of GWF common stock and Montgomery held no shares of GWF common stock.

       Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

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